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                                                                     Exhibit 5.1


                                [Letterhead of]

                          CRAVATH, SWAINE & MOORE LLP
                               [New York Office]




                                                                October 27, 2004




Ladies and Gentlemen:


      We have acted as counsel for DreamWorks Animation SKG, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1, as amended (Registration No. 333-117528) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of 34,700,000 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock") of the Company, covering the offering and sale by the Company of (i) 25,000,000 shares (the "Primary Shares") and the offering and sale by certain Selling Stockholders of 4,000,000 shares (the "Secondary Shares"), and, if exercised, the offering and sale by certain selling stockholders of 4,350,000 additional shares (the "Additional Shares") to the underwriters ("Underwriters") pursuant to the terms of the underwriting agreement (the "Underwriting Agreement") to be executed by the Company, DreamWorks L.L.C. and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as Representatives of the Underwriters, and the selling stockholders listed on Schedule II to the Underwriting Agreement (the "Selling Stockholders") and (ii) 170,000 shares (the "Employee Shares") to be granted to the employees of the Company and DreamWorks L.L.C. The Registration Statement also covers the offer and sale of an amount of Common Stock necessary to convert, pursuant to the Agreement and Plan of Merger (as amended, the "Merger Agreement"), dated October 7, 2004, between the Company, DWA Acquisition Corp and Pacific Data Images, Inc. ("PDI"), shares of common stock of PDI that are held by shareholders other than DW Studios into Common Stock (the "PDI Shares").



      In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, a specimen certificate representing the Common Stock and resolutions adopted by the board of directors of the Company on October 22.


      Based on the foregoing, we are of opinion as follows:


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      1. The Primary Shares have been duly and validly authorized and, when issued and delivered by the Company, and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

      2. The Secondary Shares and the Additional Shares have been duly and validly authorized and, when issued and delivered by the Company to the Selling Shareholders (and when subsequently delivered to the to the Underwriters in accordance with the terms of the Underwriting Agreement), will be validly issued, fully paid and nonassessable.

      3. The PDI Shares have been duly and validly authorized and, when issued and delivered by the Company to the PDI stockholders (other than (i) DW Studios and (ii) those PDI stockholders exercising their dissenters' rights under
Section 1300 of the California General Corporation Law) in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.


      4. The Employee Shares have been duly and validly authorized and, when issued and delivered by the Company will be validly issued, fully paid and nonassessable.



     We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. The reference and limitation to "Delaware General Corporation Law" includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.


      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,


                                         /s/ Cravath, Swaine & Moore LLP


DreamWorks Animation SKG, Inc.
      1000 Flower Street
           Glendale, California 91201